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                                                                    Exhibit 23.4

[LOGO]SAH  S.A. Holditch & Associates
           PETROLEUM ENGINEERING & GEOSCIENCE SERVICES
--------------------------------------------------------------------------------
International Petroleum Consultants                          1310 Commerce Drive
                                                                    Park Ridge 1
                                                       Pittsburgh, PA 15275-1011
                                                               Tel: 412/787-5403
                                                               Fax: 412/787-2906

August 18, 1999

North Coast Energy, Inc.
Attention: Mr. Garry Regan
1993 Cast Parkway
Twinsburg, OH 44087-2343

Gentlemen:

We hereby consent to the use of our audit report dated July 7, 1999, on reserves and revenue as of March 31, 1999, from properties owned by North Coast Energy, Inc. on Form S-1 for the fiscal year ending March 31, 1999.

Very truly yours,

/s/ Nick B. Fairchild Jr.

S.A. Holditch & Associates